UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2014

REGENCY ENERGY PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 750-1771

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.

On April 2, 2014, Regency Energy Partners LP (“Regency”) and Regency Energy Finance Corp., a wholly owned subsidiary of Regency (collectively, the “Regency Issuers”), commenced a private offer to eligible holders to exchange any and all outstanding 8  3⁄8% Senior Notes due 2019 (the “Eagle Rock Notes”) of Eagle Rock Energy Partners, L.P. (“Eagle Rock”) and Eagle Rock Energy Finance Corp., of which $550 million in aggregate principal amount is outstanding, for 8  3⁄8% Senior Notes due 2019 to be issued by the Regency Issuers (the “New Regency Notes”). The exchange of New Regency Notes for the Eagle Rock Notes (the “Exchange Offer”) will be conducted on a par-for-par basis, and the New Regency Notes will have substantially the same economic terms as the outstanding Eagle Rock Notes, including interest rate, interest payment dates, optional redemption terms and maturity. In addition, holders of Eagle Rock Notes accepted for exchange will receive a cash payment from Eagle Rock for accrued and unpaid interest on such notes from the last interest payment date to, but not including, the settlement date for the Exchange Offer. The New Regency Notes will rank pari passu with Regency’s existing senior notes.

Regency is conducting the Exchange Offer in connection with the acquisition of Eagle Rock’s midstream business (the “Eagle Rock Midstream Acquisition”), and closing of the Exchange Offer is conditioned upon, among other things, consummation of the Eagle Rock Midstream Acquisition (including the satisfaction or waiver of all conditions to closing the Eagle Rock Midstream Acquisition).

As part of the Exchange Offer, and at the request of Eagle Rock, Regency is soliciting consents to amend the Eagle Rock Notes and the indenture governing the Eagle Rock Notes. The proposed amendments, which require the consent of a majority in outstanding principal amount of Eagle Rock Notes, would (i) delete in their entirety substantially all of the restrictive covenants, (ii) modify the covenants regarding mergers and consolidations and (iii) eliminate certain events of default. Holders whose Eagle Rock Notes are accepted for exchange after a valid tender will be deemed to have also delivered the consent to the proposed amendments.

It is expected that the Exchange Offer will expire at 11:59 p.m., New York City time, on April 29, 2014, unless extended or terminated (the “Expiration Date”). Because the Exchange Offer is conditioned upon, among other things, the consummation of the Eagle Rock Midstream Acquisition, Regency expects to extend the Expiration Date until the conditions to such acquisition, including the receipt of all regulatory approvals, have been satisfied.

The New Regency Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. The New Regency Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENCY ENERGY PARTNERS LP

	By:	Regency GP LP, its general partner
	By:	Regency GP LLC, its general partner

Date: April 2, 2014	By:	/s/ Thomas E. Long
Name: Thomas E. Long Title: Executive Vice President and Chief Financial Officer

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